                                                                     Exhibit 4.4

                                    OFFSHORE
                                WARRANT AGREEMENT

                                     BETWEEN

                        CINEMASTAR LUXURY THEATERS, INC.

                                       AND

                                 WARRANT HOLDER

                           Dated as of August 6, 1996

THESE WARRANTS AND THE SHARES OF COMMON STOCK OFFERED UNDERLYING THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). UNTIL THE FORTY-FIFTH (45TH) DAY AFTER THE SALE OF SUCH WARRANTS IS COMPLETED, NONE OF SUCH WARRANTS OR UNDERLYING SHARES MAY BE OFFERED, SOLD OR TRANSFERRED (INCLUDING ANY INTERESTS THEREIN) IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED IN REGISTRATION S PROMULGATED UNDER THE
ACT) OR FOR THE ACCOUNT AND BENEFIT OF U.S. PERSON, EXCEPT AS PROVIDED IN REGULATION S PROMULGATED UNDER THE ACT. ANY RESALE THEREAFTER MUST BE PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION. FURTHER, THE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSONS, UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
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                                WARRANT AGREEMENT

                  WARRANT AGREEMENT dated as of August 6, 1996, between CINEMASTAR LUXURY THEATERS, INC., a California corporation (the "Company"), and the Warrantholder set forth on Annex I hereto (the "Warrantholder").

                              W I T N E S S E T H:

                  WHEREAS, the Company proposes to issue a maximum aggregate of 17,142 warrants, each warrant to purchase one share (collectively, the "Warrant Shares") of the Company's Common Stock (the "Common Stock"), pursuant to an Offshore Securities Subscription Agreement between the Company and the Warrantholder (the "Purchase Agreements"); and

                  WHEREAS, the Company and the Warrantholder desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrants as set forth in certificates representing the Warrants (the "Warrant Certificates") and the terms and conditions under which they may be issued, transferred, exchanged, replaced, redeemed and surrendered in connection with the exercise and redemption of the Warrants;

                  NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                              WARRANT CERTIFICATES

                  1.1 Form of Warrant Certificates. The Warrant Certificates shall be substantially in the form of Exhibit A attached hereto and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements stamped or printed, thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency or to conform to customary usage.

                  1.2 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer or President or any Vice President, and by its Chief Financial Officer, Secretary or any Assistant Secretary, either manually or by facsimile signature printed thereon.

                                    ARTICLE 2

                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

                  2.1 Exercise Price. Each Warrant Certificate shall, when signed by the Chairman, Chief Executive Officer or President or any Vice President, and by the Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, of the Company, entitle the registered holder thereof to purchase from the Company one share of Common Stock for each Warrant evidenced thereby, at the purchase price of $7.00 per share (the "Initial Exercise Price"), or such adjusted number of shares at such adjusted purchase price as may be established from time to time

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pursuant to the provisions of Article 3 hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock upon the exercise of a Warrant as the context requires, reflecting all appropriate adjustments made in accordance with the provisions of
Article 3 hereof.

                  2.2 Exercisability of Warrants. Each Warrant may be exercised at any time until August 6, 2001. The term "Exercise Deadline" as used in this Agreement shall mean the latest time and date at which the Warrants may be exercised.

                  This Warrant may not be exercised (i) by or on behalf of a person who is a U.S. person (as defined in Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act")), (ii) if a U.S. person has any interest in the Warrants being exercised or the underlying securities to be issued upon exercise, or (iii) by any person if exercised within the United States or if the Warrant Shares are to be delivered within the United States. If the above cannot be complied with, then the Warrant can be exercised only if a written opinion of counsel, the form and substance of which is acceptable to the Company, is delivered to the Company prior to exercise to the Warrants being exercised, and the underlying securities delivered upon exercise have been registered under the Securities Act, or the securities are exempt from registration thereunder.

                  2.3 Procedure for Exercise of Warrants. During the period specified in Section 2.2 hereof, the Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Company, with the election to purchase form set forth on the Warrant Certificate duly completed and executed, accompanied by payment in full of the Exercise Price as provided in Section 2.1 in effect at the time of such exercise, together with such taxes as are specified in Section 7.1 hereof, for each share of Common Stock with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency, to the Company. The date on which Warrants are exercised in accordance with this Section 2.3 is sometimes referred to herein as the Date of Exercise of such Warrants.

                  2.4 Issuance of Warrant Shares. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue, or cause its transfer agent for the Common Stock, if any, to issue a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All Warrant Shares shall be validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof, and shall be previously unissued shares. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for the Warrant Shares.

                  2.5 Certificates for Unexercised Warrants. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Company shall execute and mail, by first-class mail, within 30 days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Company shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement. Final fractions of shares shall be treated as provided in Section 3.12.

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                  2.6 Reservation of Shares. The Company shall at all times
reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

                                    ARTICLE 3

                        ADJUSTMENTS AND NOTICE PROVISIONS

                  3.1 Adjustment of Exercise Price. Subject to the provisions of this Article 3, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

                        (a) In case the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                        (b) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash or assets (other than distributions and dividends payable in shares of its capital stock), or rights, options or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 3.1(c) hereof) per share for the thirty (30) trading days before the record date of said distribution of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

                        (c) For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded on the Nasdaq National Market ("NNM") or on a national securities exchange, the per share closing price of the Common Stock on the date in question as reported by the NNM or on the principal stock exchange on which it is listed, or (ii) if the Common Stock is traded in the over-the-counter market and not in the NNM or on any national securities exchange, the closing bid price of the Common Stock on the date in question, as reported by The Nasdaq Small Cap Market (or an equivalent generally accepted reporting service if quotations are not reported on The Nasdaq Small Cap Market). The closing price referred to in clause (i) above shall be the last reported

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
sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NNM or on the principal stock exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by The Nasdaq Small Cap Market, the bid price referred to in said clause shall be the highest bid price as reported in the Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by National Quotation Bureau, Incorporated, and, if such Preferred Stock is not so reported, shall be the price of a share of Common Stock determined by the Company's Board of Directors in good faith.

                  3.2 No Adjustments to Exercise Price. No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Article 3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 3 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                  3.3 Deferral of Adjustments to Exercise Price. In any case in which this Article 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  3.4 Adjustment to Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 3.1(b) hereof, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest hundredth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of the Warrants prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

                  3.5 Reorganizations. In case of any capital reorganization, other than in the cases referred to in Section 3.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in

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a notice to the holders of the Warrant Certificates and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate 30 days after the Company gives written notice to each registered holder of a Warrant Certificate that such sale or conveyance or other transfer has been consummated.

                  3.6 Reclassifications. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Article 3. The above provisions of this Section 3.6 shall similarly apply to successive reclassifications and changes of shares of Common Stock.

                  3.7 Verification of Computations. Whenever the exercise price is adjusted as provided in this Article 3, the Company will promptly obtain a certificate of its Chief Financial Officer setting forth the exercise price as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available a brief summary thereof to the holders of the Warrant Certificates, at their addresses listed on the register maintained for that purpose by the Company (which summary may be included in any notice of adjustment required by Section 3.1 hereof).

                        3.8 Notice of Certain Actions. In case at any time the Company shall propose:

                           (a) to pay any dividend or make any distribution on
                  shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                           (b) to issue any rights, warrants or other securities
                  to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

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
                           (c) to effect any consolidation, merger, sale, lease,
                  or conveyance of property, described in Section 3.5, or any reclassification or change of outstanding shares of Common Stock described in Section 3.6; or

                           (d) to effect any liquidation, dissolution or
                  winding-up of the Company; or

                           (e) to take any other action which would cause an
                  adjustment to the Exercise Price;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the holders of the Warrant Certificates. Such notice shall specify the date on which the books of the Company shall close, or a record shall be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or warrants, or the date on which such reclassification, change, consolidation, merger, sale, lease, other disposition, liquidation, dissolution, winding up or exchange or other action shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice shall be mailed, in the case of any action covered by Subsection 3.8(a) or 3.8(b) above, at least 15 days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer; in the case of any action covered by Subsection 3.8(c) or 3.8(d) above, at least 15 days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property; and in the case of any action covered by Subsection 3.8(e) above, no more than 15 days after such action. Notwithstanding anything to the contrary contained in this Warrant Agreement, the failure of the Company to provide the notice(s) required by this
Section 3.8 shall not serve to invalidate the action taken.

                  3.9 Notice of Adjustments. Whenever any adjustment is made pursuant to this Article 3, the Company shall cause written notice of such adjustment to be sent by registered mail, postage prepaid to the holders of Warrant Certificates within 15 days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, and the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment.

                  3.10 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article 3, Warrant Certificates theretofore or thereafter issued need not be amended or replaced but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

                  3.11 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article 3 to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price of a share of Common Stock on the day before the receipt of the exercise of the Warrants.

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                                    ARTICLE 4

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                         HOLDERS OF WARRANT CERTIFICATES

                  4.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

                  4.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                                    ARTICLE 5

                    SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                    AND CANCELLATION OF WARRANT CERTIFICATES

                  5.1 Split Up, Combination, Exchange and Transfer of Warrant Certificates. Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 5.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company arid shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected from time to time upon the books of the Company, upon a surrender of the Warrant Certificate to the Company, with the assignment form set forth in the Warrant Certificate duly executed. Upon any such surrender for split up, combination, exchange or transfer, the Company shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

                  5.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided (i) in Section 2.5, in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate, or (ii) in Section 5.1, in case of a split up, combination, exchange or transfer of the

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
Warrants evidenced by a Warrant Certificate, or (iii) as provided for in Section 4.2, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate.

                  5.3 Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other holder of a Warrant Certificate that:

                           (a) transfer of the Warrant Certificates shall be
registered on the books of the Company maintained for that purpose, duly endorsed or accompanied by a proper instrument of transfer; and

                           (b) prior to due presentment for registration of
transfer, the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

                                    ARTICLE 6

                               REGISTRATION RIGHTS

                  6.1 Piggy-Back Registration Rights. If at any time prior to the Exercise Deadline (i) the Company proposes to register any of its securities under the Securities Act (other than in connection with a merger, acquisition or exchange offer or pursuant to Form S-8 or successor form), it will give written notice by registered mail, at least thirty (30) days prior to the filing of the registration statement to each holder of record of the Warrants (the "Registered Holders") of its intention to do so. Upon the written request of any Registered Holder, given within fifteen (15) days after receipt of any such notice of his, her, its or their desire to include any Warrants and underlying Warrant Shares in such proposed registration statement, the Company shall afford such Registered Holder(s) the opportunity to have such Registered Holder's unexercised Warrants and underlying Warrant Shares registered under such registration. The "piggyback" registration rights described in this Article 6 shall terminate on the earlier of the Exercise Deadline or at such time as all Warrants have been exercised in full; provided, however, that a Registered Holder shall only be entitled to register this Warrant and Warrant Shares.

                           Notwithstanding anything to the contrary contained in
the provisions of this Section 6.1, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 6.1 (irrespective of whether a written request for inclusion of any securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  6.2 Indemnification. The Company shall indemnify and hold harmless each Registered Holder who registers Warrants and Warrant Shares pursuant to this Article 6, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by the Company under the Securities Act in accordance with this Article 6, any post-effective amendment to such registration statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by a Registered Holder (or the authorized representatives or agents of the Registered Holder) expressly for use therein, which

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
indemnification shall include each person, if any, who controls the Registered Holder within the meaning of the Securities Act and each officer, director, employee and agent of the Registered Holder; provided, however, that the indemnification in this Section 6.2 with respect to any prospectus shall not inure to the benefit of the Registered Holder (or to the benefit of any person controlling the Registered Holder) on account of any such loss, claim, damage or liability arising from the sale of Warrants or Warrant Shares by such Registered Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Registered Holder by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Registered Holder to the purchaser of such securities prior to such sale; and provided further, that the Company shall not be obligated to so indemnify the Registered Holder or any other person referred to above unless the Registered Holder or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished in connection with such public offering or caused any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Registered Holder expressly for use therein.

                           If for any reason the indemnification provided for in
the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                  6.3 Offering Expenses. All expenses, filing fees and other costs incurred by the Company in connection with any registration of securities pursuant to this Article 6 (exclusive of underwriting discounts and selling commissions applicable to any sale of registered securities and any fees and costs of legal counsel engaged by the Registered Holder(s) shall be borne by the Company.

                  6.4 Delivery of Prospectus. In the case of each registration effected by the Company pursuant to the provisions of this Article 6, the Company will (i) furnish to the Registered Holders of the Warrants and Warrant Shares registered such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Registered Holders may reasonably request in order to facilitate the disposition of the Warrants and Warrant Shares so registered, and (ii) notify each Registered Holder of securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                    ARTICLE 7

                                  OTHER MATTERS

                  7.1 Payment of Taxes and Charges Any transfer taxes due in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

                  7.2 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns.

                  7.3 Successor to Company. Except as provided in the last sentence 4.5, the Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

                  7.4 Notices. Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is given in writing by the Company to each registered holder of a Warrant Certificate) as follows:

                  CinemaStar Luxury Theaters, Inc.
                  431 College Boulevard
                  Oceanside, California  92057
                  Attention: President

Any notice or demand required by this Agreement to be given or made by the Company to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company. Otherwise such notice or demand shall be deemed given when received by the party entitled thereto.

                  7.5 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement, shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Article 3 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

                  7.6 Governing Law. The laws of the State of California shall govern this Warrant Agreement and the Warrant Certificates.

                  7.7 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, and the registered holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors and assigns, and the registered holders of the Warrant Certificates.

                  7.8 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; bat such counterparts shall together constitute but one and the same instrument.

                  7.10 Amendment Waiver. Any provision of this Agreement may be waived or amended by a written instrument signed by the Company and the registered holders of Warrant Certificates representing a majority of the Warrant Shares then unissued.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                  CINEMASTAR LUXURY THEATERS, INC.

                                  By:__________________________________________
                                           Alan Grossberg
                                           Executive Vice President

                                  WARRANTHOLDER

                                  SWAN ALLEY (NOMINEES) LIMITED

                                  By: _________________________________________
                                      Name:
                                      Title:

THESE WARRANTS AND THE SHARES OF COMMON STOCK OFFERED UNDERLYING THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). UNTIL THE FORTY-FIFTH (45TH) DAY AFTER THE SALE OF SUCH WARRANTS IS COMPLETED, NONE OF SUCH WARRANTS OR UNDERLYING SHARES MAY BE OFFERED, SOLD OR TRANSFERRED (INCLUDING ANY INTERESTS THEREIN) IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED IN REGISTRATION S PROMULGATED UNDER THE
ACT) OR FOR THE ACCOUNT AND BENEFIT OF U.S. PERSON, EXCEPT AS PROVIDED IN REGULATION S PROMULGATED UNDER THE ACT. ANY RESALE THEREAFTER MUST BE PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION. FURTHER, THE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSONS, UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

No. 2

                         Certificate for 17,142 Warrants

NOT EXERCISABLE AFTER 5:00 P.M., LOS ANGELES TIME, ON AUGUST 6, 2001

                        CINEMASTAR LUXURY THEATERS, INC.
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

THIS CERTIFIES that:                SWAN ALLEY (NOMINEES) LIMITED

or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of Common Stock (the "Common Stock"), of CinemaStar Luxury Theaters, Inc., a California corporation (the "Company"), at the initial exercise price (the "Exercise Price") of $7.00, at any time, but not after the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed at the principal off ice of the Company, and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the Company.

           No Warrant may be exercised after 5:00 P.M., Los Angeles time, on the expiration date (the "Expiration Date") which will be August 6, 2001. All warrants evidenced hereby shall thereafter become void.

           Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

           Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates of the same aggregate number of Warrants, upon surrender of this Warrant Certificate to the Company.

           Upon certain events provided for in the Warrant Agreement, the Exercise Price, the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.

           No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

           This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

           The Registered Holder of this Warrant shall be entitled to piggy-back registration rights in certain circumstances described in the Warrant Agreement.

           This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

           IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

                                  CINEMASTAR LUXURY THEATERS, INC.

                                  By:__________________________________________
                                           Alan Grossberg
                                           Executive Vice President

                                  By:__________________________________________
                                           Jon Meloan
                                           Secretary

                         [FORM OF ELECTION TO PURCHASE]

           The undersigned hereby irrevocably elects to exercise ___________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

           This Warrant may not be exercised (i) by or on behalf of a person who is a U.S. person (as defined in Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act")), (ii) if a U.S. person has any interest in the Warrants being exercised or the underlying securities to be issued upon exercise, or (iii) by any person if exercised within the United States or if the Warrant Shares are to be delivered within the United States. If the above cannot be complied with, then the Warrant can be exercised only if a written opinion of counsel, the form and substance of which is acceptable to the Company, is delivered to the Company prior to exercise to the Warrants being exercised, and the underlying securities delivered upon exercise have been registered under the Securities Act, or the securities are exempt from registration thereunder.

ISSUE AND DELIVER TO:__________________________________________________________
                                                        (NAME)

_______________________________________________________________________________
         (PLEASE PRINT ADDRESS, WHICH MUST BE OUTSIDE THE UNITED STATES)

_______________________________________________________________________________
                (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

           If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

           In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $________ by certified check or money order payable to the order of the Company in United States currency.

Dated:____________________

__________________________        _____________________________________________
(Insert Social Security or                (Signature of registered holder)
other identifying number(s)
of holder(s))                     _____________________________________________
                                  (Signature of registered holder, if co-owned)

                                  NOTE: Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.

                              [FORM OF ASSIGNMENT]

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of warrants set forth below:

Name of Assignee                    Address                 No. of Warrants

and does hereby irrevocably constitute and appoint ___________________ to make such transfer on the books of CinemaStar Luxury Theaters, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated: ______________, 19____

___________________________       _____________________________________________
(Insert Social Security or                 (Signature of Assignee)
other identifying number(s)
of holder(s))                     _____________________________________________
                                       (Signature of Assignee if co-owned)

                                  NOTE: Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.

                                  Signature(s) Guaranteed: